CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I,  Donald F.  Crumrine,  Director,  Chairman  of the Board and Chief  Executive
Officer  of  Flaherty  &  Crumrine   Preferred  Income  Fund  Incorporated  (the
"Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.   The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Registrant.

Date:    JANUARY 29, 2004         /S/DONALD F. CRUMRINE
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                                  Donald F. Crumrine, Director, Chairman of the
                                  Board and Chief Executive Officer
                                  (principal executive officer)

I, Peter C. Stimes, Chief Financial and Accounting Officer, Vice President, Treasurer & Assistant Secretary of Flaherty & Crumrine Preferred Income Fund Incorporated (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.   The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Registrant.

Date:    JANUARY 29, 2004        /S/PETER C. STIMES
     ------------------------    -----------------------------------------------
                                 Peter C. Stimes, Chief Financial and Accounting
                                 Officer, Vice President, Treasurer & Assistant
                                 Secretary
                                 (principal financial officer)